MARKEL CORPORATION BYLAWS (as amended and restated May 14, 201811, 2020) ARTICLE I MEETINGS OF SHAREHOLDERS Section 1. Place and Time of Meetings. Meetings of shareholders shall be held at such place, either within or without the Commonwealth of Virginia, or by means of remote communication, in each case as the Board of Directors may in its discretion determine, and at such time, as may be provided in the notice of the meeting and approved by the Chairman of the Board, any Chief Executive Officer or the Board of Directors. Section 2. Annual Meeting. The annual meeting of shareholders shall be held in May of each year on the date designated by the Board of Directors and specified in the notice of the meeting. Section 3. Substitute Annual Meeting. If an annual meeting of shareholders is not held within the time period designated in these Bylaws, a substitute annual meeting of shareholders shall be called as promptly as is practicable thereafter by the Chairman of the Board or the Board of Directors. Any meeting so called shall be designated and treated for all purposes as the annual meeting of shareholders. Section 4.Section 3. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, any Chief Executive Officer or the Board of Directors. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting. Section 5.Section 4. Fixing Record Date. The Board of Directors may fix in advance a record date to make a determination of shareholders entitled to notice or to vote at any meeting of shareholders, to receive any dividend, or for any other purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such date is set with respect to any meeting of shareholders, the day before the effective date of the notice of the meeting shall be the record date for such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders (regardless of who may have called the meeting) has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Section 6.Section 5. Notice of Meetings. Written notice stating the place, (or means of remote communication, if authorized by the Board of Directors), day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the persons calling the meetingthe Corporation not less than ten nor more than 60 days before the date of the meeting (except as a different time is specified by law) to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as. Notice may be requiredgiven in any manner permitted by applicable law, including by electronic transmission. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his, her or its address as it appears on the share transfer books of the Corporation. If an annual or special meeting is adjourned to a different date, time or place, (or means of remote communication, if authorized by the Board of Directors), notice need not be given if the new date, time or place (or means of remote communication, if authorized by the Board of Directors) is announced at the meeting before adjournment; however, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date unless a court provides otherwise. Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders or (ii) all, and at least two, checks in payment of dividends or interest on securities during a 12-month period, have been sent by first-class United States mail, with postage thereon prepaid, addressed to the shareholder at his, her or its address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of shareholders’ meetings to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books. Section 7.Section 6. Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the minutes or corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Section 8.Section 7. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law, by Article II, Section 3 of these Bylaws, or by the Articles of Incorporation, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law. Less than a quorum may adjourn a meeting, the Articles of Incorporation or the rules or regulations of any stock exchange applicable to the Corporation. An abstention or an election by a shareholder not to vote on the action 2 because of the failure to receive voting instructions from the beneficial owner of the shares shall not be considered a vote cast. A meeting may be adjourned by the chairperson of the meeting or by the shareholders even if there is less than a quorum. Unless required by law or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy. If authorized by the Board of Directors, a shareholder may vote by a ballot submitted by electronic transmission by the shareholder or the shareholder’s proxy, provided that any such electronic transmission shall either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or the shareholder’s proxy. Section 9.Section 8. Proxies. A shareholder may vote his, her or its shares in person or by proxy. A shareholder or the shareholder sshareholder’s agent or attorney- in-fact may appoint a proxy to vote or otherwise act for himsuch shareholder by signing an appointment form or by an electronic transmission meeting the requirements of the Virginia Stock Corporation Act. An appointment of a proxy is effective when received by the inspectors of election or the Secretary or other officer or agent authorized to tabulate votes and is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form or the electronic transmission states that it is irrevocable and the appointment is coupled with an interest. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to any legal limitations on the right of a corporationSubject to any legal limitations on the right of the Corporation to accept the vote or other action of a proxy and to any express limitation on the proxy’s authority stated in the appointment form or electronic transmission, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. Any fiduciary who is entitled to vote any shares may vote such shares by proxy. Section 10.Section 9. Participation in Meetings. Shareholders To the extent authorized by the Board of Directors, shareholders may participate in meetings by use of any means of remote communication by which all shareholders participating may simultaneously hear each other during the meeting. A. Subject to the applicable provisions of the Virginia Stock Corporation Act, a shareholder participating in a meeting by this means of remote communication, as authorized by the Board of Directors, is deemed to be present in person at the meeting. 3

Section 11.Section 10. ConductOrder of Business. at Meetings of Shareholders. (a) To be properly brought before anAnnual Meetings of Shareholders. At any annual meeting of shareholders, business (other than nomination of directors)only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (xi) specified in the Corporation’s notice of meeting, (y) brought before the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (z) brought before the meeting (ii) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with this Article I, Section 11. Any these Bylaws. For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder wishing to bring a matter to be made at an annual meeting, a shareholder must (x) be a shareholder of record at the time the shareholder gives the notice of such nomination or proposal required by Article I, Section 11, at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (y) be entitled to vote at such annual meeting and (z) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than (I) matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting and (II) nominations properly brought by an Eligible Shareholder pursuant to Article I, Section 12 and included in the Corporation’s proxy statement) before thean annual meeting of shareholders must give notice . (b) Special Meetings of Shareholders. At any special meeting of shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the special meeting by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (x) is a shareholder of record at the time the shareholder gives the notice of such nomination or proposal required by Article I, Section 11, at the time of giving of notice of such special meeting by or at the direction of the Board of Directors and at the time of the special meeting, (y) is entitled to vote at the meeting and (z) complies with the procedures set forth in these Bylaws as to such nomination. The immediately preceding sentence shall be the exclusive means 4 for a shareholder to make nominations before a special meeting of the shareholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting). (c) Chairperson of the Meeting. Meetings of the shareholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by a Vice Chairman of the Board, if elected, or if the Chairman of the Board and any Vice Chairman of the Board, if elected, are not present, by any Chief Executive Officer or, if no Chief Executive Officer is present, any President or, if no President is present, by a chairperson designated by the Board of Directors or, if the Board of Directors has not made such a designation, by a chairperson chosen by the shareholders at the meeting. The Secretary shall act as secretary of the meeting but, in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. (d) Conduct of Meetings. The Board of Directors may adopt such rules, regulations, and procedures for the conduct of any meeting of shareholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations, and procedures adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, to adjourn or recess the meeting, dismiss business not properly presented, adopt rules, regulations and procedures to maintain order and safety, impose limitations on the time allotted to questions or comments on the affairs of the Corporation, restrict entry to such meeting after the time prescribed for the commencement thereof and open and close the voting polls. The Board of Directors may postpone or reschedule any meeting of shareholders. Section 11. Advance Notice of Shareholder Business and Nominations. (a) Annual Meetings of Shareholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Article I, Section 10(a), the shareholder must have given timely notice thereof in proper form (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Article I, Section 13) and timely updates and supplements thereof in writing to the Secretary of the Corporationand such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary, by registered or certified United States mail, delivered not later than 90 days before the date of the anniversary of the immediately preceding annual meeting of shareholders. The notice must set forth as to each matter to be brought before the meeting (iat the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public 5 announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding anything in the preceding two sentences to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Article I, Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. If a shareholder who has given timely notice as required herein to make a nomination or bring other business before any such meeting intends to authorize another person to act for such shareholder as a proxy to present the proposal at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not less than three business days before the date of the meeting, including the name and contact information for such person. (b) Special Meetings of Shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to make a nomination pursuant to Article I, Section 10(b) may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the Corporation’s notice calling the meeting, provided that the shareholder gives timely notice thereof in proper form (including the completed and signed questionnaire, representation and agreement required by Article I, Section 13) and timely updates and supplements thereof in writing to the Secretary, by registered or certified United States mail. In order to be timely, a shareholder’s notice shall be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such 6 special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof. If a shareholder who has given timely notice as required herein to bring any business before any such meeting intends to authorize another person to act for such shareholder as a proxy to present the proposal at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not less than three business days before the date of the meeting, including the name and contact information for such person. (c) Other Provisions. (1) To be in proper form, a shareholder’s notice (whether given pursuant to Article I, Section 11(a) or (b)) to the Secretary must include the following, as applicable: (i) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (B) (I) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, including the name and number of shares of the Corporation held by any broker, bank or other nominee on any such person’s or entity’s behalf, (II) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined 7 by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, (III) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A and which is not also then reportable on Schedule 13D under the Exchange Act), contract, arrangements, understanding pursuant to which such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, has a right to vote any class or series of shares of the Corporation, (IV) any agreement, arrangement, understanding, or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (V) any rights to distributions on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation, (VI) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (VII) any performance-related fees (other than an asset-based fee) to which such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, (VIII) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation or any subsidiary of the Corporation held by such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, (IX) any direct or indirect interest of such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others 8 acting in concert therewith, in any contract with the Corporation or any subsidiary of the Corporation, and (X) any debt securities or other debt instruments of the Corporation or any of its subsidiaries held by such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, and (C) any other information relating to such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (i)(ii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth: (A) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented for a vote at the annual meeting of shareholders, (ii) the name and address of record of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder, and (iv)the reasons for conducting such business at the meeting and any material interest of the shareholder in such business. Any matter brought before an annual meeting of shareholders other than in compliance with this Article I, Section 11(a) may be ruled out of order by the chairman of the meeting.such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder; (b) Nominations for the Board of Directors at any meeting of shareholders at which directors are to be elected may be made by the Board of Directors, by a committee appointed by the Board of Directors, or by any shareholder who is a member of a voting group entitled to vote for the election of directors at such meeting and who follows the procedures set forth in this Article I, Section 11(b), or by an Eligible Shareholder (as defined below) whose Shareholder Nominee (as defined below) is included in the Corporation’s proxy materials for the relevant annual meeting of shareholders. Any shareholder wishing to make a nomination must give notice in writing of such proposed nomination to the Secretary of the Corporation, by registered or certified United States mail, postage prepaid, delivered not less than 60 days in advance of the meeting (except that, if public disclosure of the meeting is made less than 70 days before the meeting, such notice must be delivered within ten days following such public disclosure). The notice must set forth (i) the name and address of record of the shareholder making the nomination and the name and address of the nominee(s), (ii) the class and number of shares of the Corporation that are beneficially owned by such shareholder, (iii) a description of all arrangements or understandings 9 between or among such shareholder and each nominee and any other person or persons (naming such person or persons) in accordance with which the nomination is being made by the shareholder, (iv) information regarding each nominee equivalent to that required to be included in a proxy statement filed under the rules of the U.S. Securities and Exchange Commission (the “SEC”) if the nominee had been nominated by the Board of Directors, and (v) a consent of the nominee to serve as a director of the Corporation, if elected. Any nomination brought before a meeting of shareholders other than in compliance with this Article I, Section 11(b) may be ruled out of order by the chairman of the meeting. (iii) as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraphs (i) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Article I, Section 13. The Corporation may require any proposed nominee to furnish within 15 days of such request such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation under applicable law, rule or regulation, that may be required to be provided concerning such nominee to any governmental or regulatory authority having authority to regulate or oversee the Corporation, its subsidiaries or their respective businesses, to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. (2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service, including the Dow Jones News Service and the Associated Press, or in a document publicly filed by 10 the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. (3) Notwithstanding the provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations and proposals made pursuant to Article I, Section 10. For the avoidance of doubt, the obligations to update and/or supplement a shareholder’s notice as set forth in this Article I, Section 11 shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect, extend any applicable deadlines hereunder or under any other provision of the Bylaws or enable or be deemed to permit a shareholder who has previously submitted notice pursuant to these Bylaws to amend, update or submit a new nomination or proposal, including by changing or adding nominees or proposals proposed to be brought before a meeting of the shareholders. (4) The chairperson of any annual or special meeting of shareholders shall have the power and authority to determine whether a nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the Articles of Incorporation and these Bylaws and, if any proposed nomination or other business was not made or proposed, as the case may be, in compliance with the Articles of Incorporation or these Bylaws, may dismiss such proposed nomination or other business and declare that no action shall be taken on such nomination or other business and that such nomination or other business shall be disregarded. (5) Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided for under law or the Articles of Incorporation or (iii) of shareholders to act by unanimous written consent in accordance with the Articles of Incorporation and applicable law. Section 12. Proxy Access for Board of Director Nominations. (a) The Corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a timely notice (the “Notice”) that satisfies this Article I, Section 12 delivered to the principal officeexecutive offices of the Corporation, addressed to the Secretary, by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of Article I, Section 11(b) and this Article I, Section 12 (such shareholder or shareholders, and any director, executive officer or general partner of such shareholder or any such affiliate or associate or person with which such shareholder is acting in concert of such shareholder or shareholders, the 11

“Eligible Shareholder”), and who expressly elects to have its nominee included in the Corporation’s proxy materials pursuant to this Article I, Section 12. To be timely for purposes of this Article I, Section 12, the Notice must be received by the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders. (b) For purposes of this Article I, Section 12, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, (ii) the Nominee Statement (as defined below) for each Shareholder Nominee to be included in the proxy statement of the Corporation, and (iii) if the Eligible Shareholder so elects, a Shareholder Statement (as defined below). (c) The number of Shareholder Nominees (including any Shareholder Nominee elected to the Board of Directors at either of the two preceding annual meetings of shareholders who is being re-nominated by the Board of Directors to stand for reelection and any Shareholder Nominees submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Article I, Section 12 but either are subsequently withdrawn or that the Board of Directors or any committee designated by the Board of Directors decides to nominate for election to the Board of Directors (a “Board Nominee”)) appearing in the Corporation’s proxy materials with respect to a meeting of shareholders shall not exceed the greater of (i) two and (ii) 20% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 20%; provided, however, that the number of Shareholder Nominees appearing in the Corporation’s proxy materials pursuant to this Article I, Section 12 may be reduced, in the sole discretion of the Board of Directors, by the number of director candidates for which the Secretary of the Corporation receives a notice that a shareholder has nominated a director candidate for election to the Board of Directors pursuant to the requirements of Article I, Section 11(b)Section 10(a) and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Article I, Section 12. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Article I, Section 12 exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Shareholder disclosed as owned in the Notice. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. (d) An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to the Corporation and the record date for 12 determining shareholders entitled to vote at the annual meeting of shareholders and must continue to own the Required Shares through the annual meeting of shareholders. For purposes of satisfying the foregoing ownership requirement under this Article I, Section 12, (i) the shares of stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of shareholders shall have provided to the Secretary of the Corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this Article I, Section 12 and Article I, Section 11(b) on behalf of all members, and (ii) two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or beneficial owner. No effect will be given to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in Article I, Section 12(d)(4) below.. Within the time period specified for providing the Notice, an Eligible Shareholder must provide the following information in writing to the Secretary of the Corporation (in addition to the information required to be provided by Article I, Section 11(b)):Section 11): (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed and received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting of shareholders, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (2) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected; (3) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);; (4) a representation that the Eligible Shareholder: (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent; 13

(ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any person other than the Shareholder Nominee(s) being nominated pursuant to this Article I, Section 12; (iii) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee(s) or a Board Nominee; (iv) will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Corporation; (v) will continue to own the Required Shares through the annual meeting of shareholders; and (vi) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (5) an undertaking that the Eligible Shareholder agrees to: (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation; (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article I, Section 12; (iii) file with the SEC all soliciting and other materials as required under Article I, Section 12(i); and (iv) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting of shareholders; and (6) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years. (e) For purposes of this Article I, Section 12, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as 14 to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (B) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, provided, that (i) such person revokes such delegation within five business days of being notified that its Shareholder Nominee will be included in the Corporation’s proxy statement for the relevant annual meeting of shareholders and (ii) such person holds the revoked shares through the annual meeting of shareholders. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders, including the Eligible Shareholder. (f) The Eligible Shareholder may provide to the Secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Shareholder Statement”). Notwithstanding anything to the contrary contained in this Article I, Section 12 and Article I, Section 11(b),, the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard. (g) The Corporation shall not be required to include, pursuant to this Article I, Section 12, a Shareholder Nominee in its proxy materials: (1) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been, or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee(s) or a Board Nominee; 15

(2) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors; (3) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation; (4) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (5) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (6) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (7) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors; (8) if the Eligible Shareholder who has nominated such Shareholder Nominee has filed a Schedule 13D with respect to the Corporation within the past year; or (9) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Article I, Section 12 or Article I, Section 11(b).. (h) Notwithstanding anything to the contrary set forth herein, the chairmanchairperson of the annual meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Article I, Section 12 or Article I, Section 11(b),, as determined by the Board of Directors or the chairmanchairperson of the annual meeting of shareholders. (i) The Eligible Shareholder shall file with the SEC any solicitation communication with the Corporation’s shareholders relating to the annual meeting of shareholders at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or 16 whether any exemption from filing is available for such solicitation communication under Regulation 14A of the Exchange Act. (j) No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Article I, Section 12. (k) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of shareholders, or (ii) does not receive at least 20% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Article I, Section 12 for the next two annual meetings of shareholders following the annual meeting of shareholders for which the Shareholder Nominee has been nominated for election. (l) The Shareholder Nominee must provide to the Secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of shareholders (the “Nominee Statement”), disclosing whether or not such Shareholder Nominee is or will become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee or director. Such Nominee Statement must also include a representation that if such Shareholder Nominee is elected as a director of the Corporation, such Shareholder Nominee will not agree or accept any increase in the amount or scope, as applicable, of any such compensation, reimbursement or indemnification and that they would be in compliance with applicable law and the Corporation’s corporate governance guidelines and other policies applicable to directors generally. At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers.the written questionnaire described in Article I, Section 13. The Corporation may request such additional information (i) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if a Shareholder Nominee is independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors and otherwise to determine the eligibility of each Shareholder Nominee to service as a director of the Corporation, or (ii) that could be material to a reasonable stockholder’sshareholder’s understanding of the independence, or lack thereof, of each Shareholder Nominee. Notwithstanding anything to the contrary contained in this Article I, Section 12 and Article I, Section 11(b),, the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard. Section 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Article I, Section 11 or Section 12, as applicable) to the Secretary, by 17 registered or certified United States mail, at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and publicly disclosed stock ownership and trading policies and guidelines of the Corporation. ARTICLE II DIRECTORS Section 1. General Powers. The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, and subject to the oversight of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation. Section 2. Number. The number of directors of the Corporation shall be not less than three nor more than fifteen, the exact number of directors to be fixed, from time to time, by a resolution of the Board of Directors. Section 3. Election and Term. Directors shall be elected at each annual meeting of shareholders. Despite the expiration of a director’s term, such director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors. No individual shall be named or elected as a director without his or her prior consent. Except with respect to vacancies on the Board of Directors, which shall be filled as provided in Section 4 of this Article II, Section 4, each director shall be elected by a majority of votes cast of the voting group or groups entitled to elect such director at any meeting of shareholders for the election of directors at which a quorum is present; provided that, if the number of director nominees exceeds the number of directors to be elected by any voting group as of the 10th day preceding the date on which the Corporation first mails its notice of meeting for such meeting to the shareholders, the 18 director(s) shall be elected by a plurality of the votes of the shares of such voting group represented at the meeting and entitled to vote on the election of directors. If an incumbent director is nominated for election and not reelected, the director shall offer his or her resignation promptly to the Board of Directors. Within 60 days following certification of the shareholder vote, the Nominating and /Corporate Governance Committee, or other committee responsible for nominating and governance matters, shall recommend to the Board of Directors the action to be taken with respect to such offer of resignation. Within 90 days following certification of the election results, the Board of Directors shall act on the offered resignation. In determining whether or not to accept the offered resignation, the Board of Directors shall consider any recommendation by the committee, the factors considered by the committee and any additional information and factors that the Board of Directors believes to be relevant. No director who submits his or her resignation under this Article II, Section 3 shall participate in the deliberations or decisions of the committee or the Board of Directors regarding such director’s resignation. If the submitted resignation is not accepted by the Board of Directors, the Board of Directors shall disclose its reasons for not accepting the resignation, and the director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected by the shareholders, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with Section 4 of this Article II.Article II, Section 4. Section 4. Removal; Vacancies. The shareholders may remove any director with or without cause at a meeting called for that purpose. Removal of a director shall be effective only if approved by a majority of the votes entitled to be cast at an election of directors of the voting group or groups by which such director was elected. A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director, or an increase in the number of directors, may be filled only by (i) the shareholders, (ii) the Board of Directors, or (iii) the majority vote of the remaining directors though less than a quorum of the Board of Directors. In the case of the resignation of a director that will become effective at a specified later date, the vacancy may be filled before it occurs but the new director may not take office until the vacancy occurs. Section 5. Organization. (a) The Board of Directors shall elect one of its members to be the Chairman of the Board and may elect one or more of its members to be a Vice Chairman of the Board. The Chairman of the Board shall preside as chairperson at all meetings of the shareholders and of the Board of Directors and shall perform such duties, and shall have such authority, as may be conferred upon him or her by the Board of Directors or these Bylaws. A Vice Chairman of the Board, if elected, shall, in the absence of the Chairman of the Board, preside as chairperson at all meetings of the shareholders and of the Board of Directors and shall perform such duties, and shall have such authority, as may be conferred upon him or her by the Board of Directors or these Bylaws. 19

(b) The independent members of the Board of Directors shall designate a Lead Director, who shall not be an officer of or employed by the Corporation and otherwise shall be independent. The Lead Director shall exercise and perform such powers and duties as may be conferred upon him or her by the Board of Directors or these Bylaws. For purposes of this Article II, Section 5(b), “independent” shall have the meaning set forth in the rules or regulations of any stock exchange applicable to the Corporation Section 5.Section 6. Annual and Regular Meetings. Annual meetingsUnless otherwise determined by the Board of Directors, an annual meeting of the Board of Directors shall be held on the same day as the annual meeting of shareholders, for the purpose of electing officers and carrying on such other business as may properly come before such meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman of the Board, any Chief Executive Officer or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal officeexecutive offices of the Corporation. Section 6.Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director, any Chief Executive Officer or the Board of Directors, and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal officeexecutive offices of the Corporation. Section 7.Section 8. Notice of Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director not less than six hours before the meeting by any means permitted under the Virginia Stock Corporation Act., including electronic transmission. Any such notice may be oral or written and shall include the date, time and place (or means of remote communication) of the meeting. Section 8.Section 9. Waiver of Notice. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next sentence of this Article II, Section 89, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Section 9.Section 10. Quorum; Voting. A majority of the number of directors prescribed in accordance with these Bylaws, or if no number has been prescribed, the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum 20 is present shall be the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting specified business at the meeting, or (ii) he or she votes against, or abstains from, the action taken. Section 10.Section 11. Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting. Section 11.Section 12. Action Without Meeting. Action required or permitted to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents stating the action taken, signed by each director either before or after the action taken, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Article II, Section 1112 shall be effective when the last director signs the consent unless the consent specifies a different effective date and states the date of execution by each director, in which event it shall be effective according to the terms of the consent. A written consent and the signing thereof may be accomplished by one or more electronic transmissions. Section 12.Section 13. Compensation. Unless the Articles of Incorporation provide otherwise, the Board of Directors may fix the compensation of directors for their services as directors and may provide for the payment of all expenses incurred by directors in attending meetings of the Board of Directors. ARTICLE III COMMITTEES OF DIRECTORS Section 1. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the number of directors required to take action under Section 9 of Article II of these BylawsArticle II, Section 10. Section 2. Authority of Committees. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors under Section 1 of Article II of these BylawsArticle II, Section 1 and applicable law, except that a committee may not (i) approve or recommend to shareholders action that is required by law to be approved by shareholders; (ii) fill vacancies on the Board of Directors or on any of its committees; (iii) amend the Articles of Incorporation; (iv) adopt, amend, or repeal these Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) authorize or approve a distribution, except according to a general formula or 21 method, or within limits, prescribed by the Board of Directors; or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically, if any, prescribed by the Board of Directors. Section 3. Committee Meetings; Miscellaneous. The provisions of Article II of these Bylaws relating to meetings, notice and waiver of notice, quorum and voting, and consents shall apply to committees of directors and their members. ARTICLE IV OFFICERS Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Chief Executive Officers, a Secretary, a Treasurer and a Controller, and in the discretion of the Board of Directors, one or more Vice Chairmen of the Board of Directors, one or more Presidents, one or more Vice Presidents and other officers and assistant officers as may be deemed necessary or advisable to carry on the business of the Corporation. In addition, the Board of Directors shall designate from among the officers of the Corporation a chief financial officer and a chief accounting officer (who may be the same person). Any two or more offices may be held by the same person. Section 2. Election; Term. Officers shall be elected at the annual meeting of the Board of Directors and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors, and such resignation is effective when notice is delivered unless the notice specifies a later effective date. The Board of Directors may delegate to any Chief Executive Officer authority to appoint one or more officers (excluding any Chief Executive Officer) and to prescribe the duties of any such officer, in each case as such Chief Executive Officer may deem necessary or advisable to carry on the business of the Corporation. Section 3. Removal of Officers. The Board of Directors may remove anyAny officer or assistant officer may be removed at any time, with or without cause.Chairman of by (i) the Board. The Chairman of the Board shall preside as Chairman at all meetings of the shareholders and directors and shall perform such duties, and shall have such authority, as may be lawfully required of, of Directors or conferred upon, him(ii) any Chief Executive Officer, except that a Chief Executive Officer may be removed only by the Board of Directors. Section 4. Chief Executive Officer.(s). The Chief Executive Officer(s) shall be the chief executive officer(s) of the Corporation and shall have general supervision over, responsibility for, and control of the other officers, agents and employees of the Corporation and shall perform such duties, and shall have such authority, as may be lawfully required of, or conferred upon, him or her by the Board of Directors. 22

Section 5. Vice Chairman of the Board of Directors. A Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside as Chairman at all meetings of the shareholders and directors and shall perform such duties, and shall have such authority, as may be lawfully required of, or conferred upon, him by the Board of Directors. Section 6.Section 5. President. Each President shall perform such duties, and shall have such authority, as may lawfully be required of, or conferred upon, him or her by the Chairman of the Board, aany Chief Executive Officer, a Vice Chairman of the Board of Directors or the Board of Directors. Section 7.Section 6. Vice Presidents. Each Vice President (including any Executive Vice President or Senior Vice President) shall perform such duties, and shall have such authority, as may lawfully be required of, or conferred upon, him or her by the Chairman of the Board, aany Chief Executive Officer, a Vice Chairman of the Board of Directors, aany President or the Board of Directors. Section 8.Section 7. Secretary. The Secretary shall, as secretary of the meetings, record all proceedings at shareholders’ meetings and directors’ meetings in a book or books kept for that purpose. In addition, the Secretary shall maintain or cause to be maintained the record of shareholders of the Corporation, giving the names and addresses of all shareholders and the numbers, classes and series of the shares held by each and the share transfer books. Section 9.Section 8. Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation; he or she shall deposit the same in the name and to the credit of the Corporation in such depositories as may be designated by, or in accordance with action of, the Board of Directors and disburse the funds of the Corporation as may be required. Section 10.Section 9. Controller. The Controller shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the Corporation and prepare, or cause to be prepared, statements of the financial condition of the Corporation and proper profit and loss statements covering the operations of the Corporation and such other and additional financial statements, if any, as required by management of the Corporation or the Board of Directors. Section 11.Section 10. Delegation of Power. During the absence, disqualification or inability to act of any of the officers of the Corporation, other than the Chairman or Vice Chairman of the Board of Directors, the Chairman of the Board by written order or the Board of Directors by resolution or any Chief Executive Officer may delegate the powers of such officer to any other officer or employee of the Corporation. ARTICLE V SHARE CERTIFICATES Section 1. Form. Shares of the Corporation may, but need not, be represented by certificates. The Board of Directors may authorize the issue of some or 23 all of the shares of the Corporation without certificates. Any such authorization will not affect shares already represented by certificates until they are surrendered to the Corporation. The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates. Subject to the provisions of Section 2 of this Article V, Section 2, certificates shall be signed by any two of the Chairman of the Board, Chief Executive Officer, Vice Chairman of the Board, President, Vice President or Secretaryofficers of the Corporation, who may be the same individual. Certificates may (but need not) be sealed with the seal of the Corporation or a facsimile thereof. Section 2. Signatures. The signatures of the officers upon a share certificate issued by the Corporation may be facsimiles. If any officer who has signed, or whose facsimile signature has been placed upon a share certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. Section 3. Transfer. The Board of Directors shall have power and authority to make rules and regulations concerning the issue, registration and transfer of shares of the Corporation. Section 4. Restrictions on Transfer. A restriction on the transfer or registration of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is lawful and its existence is noted conspicuously on the front or back of the certificate representing the shares or in an information statement with respect to the shares. Section 5. Lost or Destroyed Share Certificates. The Corporation may issue a new share certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and may require the owner of such certificate, or his or her legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction or the issuance of any such new certificate. ARTICLE VI EXCLUSIVE FORUM Unless the Corporation consents in writing to the selection of an alternative forum, (an “Alternative Forum Consent”), the United States District Court for the Eastern District of Virginia, Alexandria Division, or, in the event that court lacks jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia, shall be the sole and exclusive forum offor (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action for asserting a claim of breach of duty to the Corporation or the Corporation’s shareholdersowed by any current or former director, officer or other, employee, shareholder or agent or director of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of duty, (iii) any action against the Corporation or any current or former officer or other employee or agent or director of the Corporation asserting a claim arising 24 pursuant to any provision of the Virginia Stock Corporation Act (as it may be amended from time to time) or, the Articles of Incorporation or these Bylaws (as eitherin each case, as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws (in each case, as may be amended from time to time), or (iv) any action against the Corporation or including any right, obligation, or remedy thereunder, (v) any current or former officer or other employee or agent or directoraction or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the Corporation Articles of Incorporation, these Bylaws or otherwise, unless the Corporation and the party bringing such action or proceeding have entered into a written agreement providing for any other forum or dispute resolution process, in which case such action or proceeding shall be subject to such written agreement, (vi) any action asserting a claim governed by the internal affairs doctrine or (vii) any action asserting one or more “internal corporate claims,” as that term is defined in subsection C of Section 13.1-624 of the Virginia Stock Corporation Act, in all cases to the fullest extent permitted by law and subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VI. If any action the subject matter of which is within the scope of this Article VI is filed in a court other than a court located within the Commonwealth of Virginia (a “Foreign Action”) by or in the name of any shareholder (including any beneficial owner), such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the Commonwealth of Virginia in connection with any action brought in any such court to enforce the provisions of this Article VI and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Failure to enforce the provisions of this Article VI would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance to enforce the provisions of this Article VI. If any provision of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of Article VI (including, without limitation, each portion of any sentence of this Article VI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Article VI with respect to any current or future actions or proceedings. To the extent that the United States District Court for the Eastern District of Virginia, Alexandria Division, and the Circuit Court of the County of Fairfax, Virginia, do not have personal jurisdiction over the indispensable parties named as defendants, such parties must be given a 25 reasonable opportunity to consent to such jurisdiction before any action or proceeding may be brought or maintained in any other court. ARTICLE VII SEVERABILITY If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. ARTICLE VIII MISCELLANEOUS PROVISIONS Section 1. Corporate Seal. The corporate seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference, "MARKEL CORPORATION". In the center shall be the word "SEAL". Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year. Section 3. Amendments. Except as otherwise provided by law, these Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors. 26